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                                                                    EXHIBIT 23.3



                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the inclusion in this Pre-effective Amendment No. 1 to the Registration Statement on Form S-4 of our report dated March 10, 2001, on our audits of the financial statements of Manufacturers Bancshares, Inc., as of December 31, 2000 and 1999 and for each of the three years in the period ended December 31, 2000, which appear in this registration statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ Dowell & Perez, P.A.
---------------------------
Dowell & Perez, P.A.
Certified Public Accountants


Tampa, Florida

September 7, 2001